SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 28, 2002

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9 - Regulation FD Disclosure

Crown American Realty Trust hereby furnishes Fourth Quarter 2001 Results and Supplemental Financial and Operational Information Package as released on January 28, 2002.

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or CMenna@crownamerican.com

Investors: Terry L. Stevens 814-536-9538 or TStevens@crownamerican.com

Web Site: www.crownamerican.com

IMMEDIATE RELEASE: Monday, January 28, 2002

CROWN AMERICAN REALTY TRUST REPORTS

2001 FFO PER SHARE OF $1.39, UP 3.7%

MALL SHOP OCCUPANCY HITS RECORD HIGH OF 87%

EXPECTS INCREASE IN ANNUAL COMMON DIVIDEND

--------------------------------------------

CROWN AMERICAN REALTY TRUST ANNOUNCES

FOURTH QUARTER 2001 RESULTS AND DECLARES DIVIDENDS

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the fourth quarter and for the year ended December 31, 2001. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares.

________________________________________

"Crown American ended 2001 and entered 2002 with good momentum given the weak economic environment," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "Funds from Operations, ("FFO") per common share was $1.39 for the year compared to $1.34 per share in 2000, a 3.7% increase; this was better than our internal estimates and better than First Call consensus estimates. The soft operating trends we reported in prior quarters did continue in the fourth quarter but not to the extent we had anticipated, as mall shop occupancy, percentage rents and seasonal leasing income were all better than expected. FFO in 2001 was positively impacted by $0.03 in higher lease buyout income compared to 2000, nearly all of which occurred prior to the fourth quarter, and by $0.06 in lower interest costs. Same center NOI, which excludes lease buyout and interest costs was essentially flat in 2001. FFO per share for the fourth quarter was $0.42, the same as the f ourth quarter of 2000, but better than consensus estimates. During the last four years FFO per share has grown by 21%, which reflects our strong leasing results for the last four years, growing occupancy combined with more productive mall shop tenants, and tight operating cost controls. This growth also translates into our funds available for distribution, which is FFO less estimated recurring capital expenditures, growing faster than our dividend payout."

"Mall shop occupancy ended the year at 87%, up from 86% a year ago, and up from 85% at September 30, 2001. Average mall shop base rent per square foot increased for the 33rd consecutive quarter to $19.78 per square foot, up 1.7% from a year ago. Leasing results for 2001 continued to be strong, with 759,000 square feet of leases signed representing $17.3 million in annualized base rental income. A total of 376 leases were signed, including 150 renewals and 226 new leases. Base rent on new leases was $24.45 per foot compared to $20.07 per square foot for tenants that closed, an uplift of 22%. Comparable mall shop sales for 2001 were $268.42 per square foot, up 1.5% over 2000's reported sales of $264.58 per foot. Our mall shop tenants' occupancy cost percentage at December 31, 2001 was 10.1%, slightly lower than last year's 10.2%, which is below other mall companies and a positive sign that our malls are affordable for tenants."

"When we reported third quarter 2001 results in late October, uncertainty was still high for the remainder of 2001 and for 2002. While the environment is still challenging, our stronger than expected finish in 2001 is giving us growing optimism about our results in 2002. We still expect to experience a higher level of tenant closings in the first half of 2002 than our historical average. We strive to be proactive and anticipate tenant vacancies, and our success will depend on how quickly we are able to re-lease spaces from the closings we anticipate in the first half of 2002. While such closings and the general economy may continue to put pressure on same center NOI growth, this should be mitigated by continuing lower interest rate environment and cost controls. So, better FFO growth in 2002 now seems more likely than in October, and we now anticipate that FFO per share for 2002 can range from $1.40 to $1.46, excluding any impacts from mall acquisitions or dispositions and also assuming no major disruptions to the current economic environment."

Pasquerilla concluded, "We continue to manage the Company in a conservative posture, and we will proactively anticipate and respond to challenges and opportunities. We continue to impose tight cost controls at our mall and home office, including a salary freeze in 2002 for officers and administrative staff at least until expected positive results materialize. We have no major capital spending projects planned for 2002, and our 2002 debt maturities have improved with the extension of two loans that we completed in October and with another loan extension under negotiation. Our liquidity is improved with the mall refinancing we did in early January. Our common shares produced a 64% total return in 2001, which is among the highest of all REITs, yet we still believe our common shares remain undervalued. Compared to the regional mall peer company average, Crown's FFO multiple is quite low and our dividend yield is high. We believe that Crown American can offer continued strong financial returns to in vestors."

_______________________________

Financial Information - Twelve Months

For the year ended December 31, 2001 Funds from Operations ("FFO") before allocations to minority interest and preferred dividends was $63.9 million, up $1.8 million from 2000. FFO allocable to common shareholders for the year ended December 31, 2001 was $36.6 million ($1.39 per common share) compared to $35.1 million ($1.34 per common share) reported in 2000. Without the effect of land sales, FFO per share was $1.38 in 2001 compared to $1.32 in 2000, an increase of 4.6%. There were 26,208,000 average common shares outstanding during both 2001 and 2000. FFO and FFO per share are the same for both "basic" and "fully diluted" presentations in 2001 and 2000.

The increase in 2001 FFO before allocations to minority interest and to preferred shareholders was due primarily to the following factors:

  A net $1.0 million increase in mall shop and anchor base and percentage rents (excluding amortization of operating covenant amortization reflected in minimum rents of $2.6 million in 2000 and $0.0 million in 2001). This net $1.0 million increase consists of a $2.2 million increase in mall shop base rents due to a slightly higher occupancy level and higher average rental rates, a $0.2 million decrease in anchor base rents, and a $1.0 million decrease in mall shop and anchor percentage rents due to lower sales volume and changes in tenant mix;
  $0.3 million in higher temporary and seasonal leasing income;
  $0.7 million in higher straight-line rents;
  $2.0 million in lower interest expense, primarily as a result of lower LIBOR rates on floating-rate debt;
  $0.1 million in higher net construction income and miscellaneous mall income;
  $1.2 million in higher lease buyout income due to lease termination fees received from numerous tenants; and
  $0.2 million in higher cash flow support payments.

These positive variances were partially offset by:

  $2.8 million in property operating costs net of tenant reimbursement, comprised of $2.2 million in higher property operating costs including $0.3 million of accrued environmental remediation costs, and a slightly lower rate of cost recoveries from tenants;
  $0.5 million in lower gain on the sale of outparcel land;
  $0.3 million in lower fees on the sale of non-REIT assets; and
  $0.1 million in higher general and administrative expenses after capitalizations, offset by $0.4 million in restructuring costs that occurred in 2000.

Total 2001 revenues were $184.9 million compared to $181.3 million in 2000, an increase of $3.6 million, or 2.0%. Revenues for 2000 and prior years have been reclassified to be consistent with the current year presentation. This reclassification is the result of reflecting utility redistribution income on a gross basis, rather than showing it net of associated expenses, as had been done in the past. For the full year the Company had net income of $5.2 million compared to a net income of $6.0 million in 2000. In addition to the items discussed above, net income in 2001 was impacted by $1.1 million in higher depreciation and amortization and by the absorption of $3.4 million of additional negative minority interest balance, when compared with 2000. After deducting preferred dividends, there was a net loss allocable to common shares of $8.4 million for 2001, or $0.32 per share, compared to a net loss of $7.7 million in 2000, or $0.29 per share.

Financial Information - Fourth Quarter

For the quarter ended December 31, 2001, FFO before allocations to minority interest and preferred dividends was $18.7 million, up from $18.6 million in 2000. This increase was due primarily to the impact of lower LIBOR interest rates on floating-rate debt for the quarter and to higher temporary and seasonal leasing revenues, offset by lower anchor and mall shop percentage rents and higher mall operating costs, net of recoveries. FFO allocable to common shares was $11.1 million, or $0.42 per common share, compared to $11.0 million, or $0.42 per common share, for the fourth quarter of 2000.

Total revenues for the fourth quarter were $48.4 million, as compared to $49.4 million for the fourth quarter of 2000. For the fourth quarter of 2001, the Company achieved net income of $5.2 million compared to net income of $2.8 million in the fourth quarter of 2000. The primary reasons for the improvement in fourth quarter net income were $1.1 million of lower depreciation and amortization expense and $1.2 million of lower interest expense. After deducting preferred dividends, there was $1.8 million in net income allocable to common shares, or $0.07 per share. This compares to a net loss of $0.6 million allocable to common shares, or $0.02 per share, in the fourth quarter of 2000.

Dividend Information

The Board of Trustees declared regular quarterly dividends of $0.2100 per common share and $1.375 per senior preferred share. Both dividends are payable March 15, 2002 to shareholders of record on March 4, 2002. In recognition of the Company's growing funds available for distribution, its continuing improved results and positive long term prospects, the Board of Trustees also indicated that it anticipates to again increase the annual common dividend by $0.01, or 1.2%, effective with the first quarter dividend which is usually declared by the Board at its April meeting and paid in mid-June, assuming no major disruptions occur to the current economic environment.

Operating Information

  During the fourth quarter of 2001, leases for 218,000 square feet of mall shops were signed representing $4.5 million in annualized base rental income. This compares to 229,000 square feet for $4.3 million during the same period in 2000. A total of 94 leases were signed, which included 41 renewals and 53 new leases.
  For the full year 2001, leases for 759,000 square feet of mall shops were signed representing $17.3 million in annualized base rental income. A total of 376 leases were signed, including 150 renewals and 226 new leases. Average rent per square foot for 2001 was $22.69, which includes $24.45 per square foot for new space and $20.23 per square foot for renewals.
  The average mall shop base rent of the portfolio as of December 31, 2001 was $19.78 per square foot. This is a 1.7% increase from $19.44 per square foot as of December 31, 2000, and the 33rd consecutive quarter that average base rent has increased.
  The net effective rent (annual gross rent less the annual amortization of tenant allowances and leasing costs) for new leases signed in 2001 was $21.32 per square foot as compared to $17.50 per square foot for the full year of 2000, a 21.8% increase. Going forward, as the Company continues to lease up less desirable space in the portfolio, net effective rents may suffer marginal decreases.
  Mall shop occupancy was 87% at year-end, up from 85% at the end of the third quarter, and up from 86% at the end of 2000.
  Comparable mall shop sales for 2001 were $268.42 per square foot, a 1.5% increase over the $264.58 per square foot reported for 2000.
  Mall shop tenant occupancy costs, which is the sum of base rent, percentage rent and expense recoveries as a percentage of mall shop sales at all properties, were 10.1% as of December 31, 2001, as compared to 10.2% as of December 31, 2000.
  Temporary and seasonal leasing income for the full year 2001 amounted to $11.1 million, compared to $10.8 million in 2000.

Financings
  As previously announced, on January 3, 2002 the Company closed a $53.3 million loan with Morgan Stanley Bank secured by Capital City Mall in Harrisburg, PA with only limited recourse to the Company. A dominant regional mall in the Harrisburg market, Capital City Mall is anchored by Hecht's (May Department Stores Co.), Sears and JCPenney. The Loan bears interest at a stated annual fixed rate of approximately 7.6%, and is interest-only during the first two years, and then amortizes during the last eight years based on a 28-year amortization schedule. Of the total proceeds from the new Loan, $42.5 million were used to prepay an existing 8.27% mortgage loan on Capital City Mall, which includes a $4.1 million yield maintenance prepayment penalty. This prepayment penalty, together with $0.2 million of unamortized deferred financing costs, will be recorded as an extraordinary loss (non-FFO) in January 2002. The remaining proceeds were used for loan closing expenses and various loan reserves aggregating $1 .7 million, with the balance of $9.1 million net proceeds for the Company.

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Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee and Georgia. The current portfolio includes 27 enclosed regional malls aggregating over 16 million square feet of gross leasable area.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the reta il industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

The Company's year-end Supplemental Financial and Operational Information Package follows for Crown American Realty Trust for the three and twelve months ended December 31, 2001.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
FOURTH QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2001 vs. 2000		2001 vs. 2000
FINANCIAL AND ANALYTICAL DATA:	(in thousands, except per share data)

Total FFO - Incr (decr) - 2001 compared to 2000:	$ 000	$ per share	$ 000	$ per share
Base and percentage rents from anchors and mall shops	$(418)	$(0.012)	$975	$0.027
Temporary and seasonal leasing income	427	0.012	250	0.007
Mall operating costs, net of tenant recovery income	(917)	(0.025)	(2,804)	(0.078)
Utility and misc. mall income, equity in joint venture	(19)	(0.001)	(23)	(0.001)
Straight line rental income	31	0.001	685	0.019
Core mall operations	(896)	(0.025)	(917)	(0.025)

Interest expense, net	1,203	0.033	2,048	0.057
Property admin. And general & admin. Expenses	(132)	(0.004)	(434)	(0.012)
Cash flow support earned	139	0.004	165	0.005
Restructuring costs	-	-	369	0.010
Gain on sale of outparcel land	(32)	(0.001)	(487)	(0.013)
Depreciation and amortization expense	(43)	(0.001)	67	0.002
Net construction income	(220)	(0.006)	173	0.005
Lease buyout income	126	0.003	1,198	0.033
Fees on non-REIT assets	(97)	(0.003)	(347)	(0.010)
Change in FFO before pref'd div's and minority interest	48	0.001	1,835	0.051
Allocation to minority interest in Operating Partnership	24	-	(406)	-
Dilutive effect of common share options	-	(0.003)	-	(0.007)
Preferred stock dividends	(4)	-	82	0.002
Rounding to whole cents	-	0.002	-	0.004
Change in FFO allocable to common shareholders	$68	$0.000	$1,511	$0.050

	Three Months Ended December 31,		Year Ended December 31,
	2001	2000	2001	2000
Funds from Operations ($000 except per share data):
Net income	$5,180	$2,836	$5,206	$5,979
Adjustments:
Minority Interest in Operating Partnership	1,175	1,539	4,999	664
Depreciation and amortization - real estate	11,606	12,751	50,625	49,427
Operating covenant amortization	-	651	-	2,623
Cash flow support amounts	720	581	3,067	2,902
(Gain) loss on sale of assets	-	32	-	224
Extraordinary loss on early extinguishment of debt	-	243	-	243
FFO before allocations to minority interest and pref'd shares	18,681	18,633	63,897	62,062
Allocation to preferred shareholders (preferred dividends)	(3,407)	(3,403)	(13,613)	(13,695)
Allocation to minority interest in Operating Partnership	(4,169)	(4,193)	(13,722)	(13,316)
FFO allocable to common shares	$11,105	$11,037	$36,562	$35,051
FFO per common share	$0.42	$0.42	$1.39	$1.34

Average shares outstanding during the period	26,208	26,208	26,208	26,208
Partnership units and shares outstanding at period end	36,164	36,164	36,164	36,164

Avg. shares outstanding during period for diluted FFO	26,349	26,218	26,340	26,224
Partnership units and shares during the period for diluted FFO	36,306	36,174	36,297	36,180

Components of Minimum Rents:
Anchor - contractual or base rents	$6,159	$6,198	$24,590	$24,820
Mall shops - contractual or base rents	20,904	21,091	82,221	80,886
Mall shops - percentage rent in lieu of fixed base rent	1,028	843	3,133	2,612
Straight line rental income	(80)	(111)	774	89
Ground lease - contractual or base rents	585	518	2,343	1,977
Lease buyout income	130	4	1,736	538
Operating covenant amortization	-	(651)	-	(2,623)
Total minimum rents	$28,726	$27,892	$114,797	$108,299
Components of Percentage (Overage) Rents:
Anchors	$1,044	$1,394	$2,858	$3,356
Mall shops and ground leases	1,400	1,494	4,349	4,868
	$2,444	$2,888	$7,207	$8,224

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
FOURTH QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2001	2000	2001	2000
	(in thousands, except as noted)
EBITDA: earnings (including gain on sale of
properties and outparcel land) before interest,
taxes, all depreciation and amortization and
extraordinary items	$31,522	$32,794	$116,731	$117,080

Debt and Interest:

Fixed rate debt at period end	$605,701	$581,731	$605,701	$581,731
Variable rate debt at period end	115,028	141,117	115,028	141,117
Total debt at period end	$720,729	$722,848	$720,729	$722,848

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%	7.6%	7.6% %
Weighted avg. interest rate on variable rate debt for the period	4.6%	8.8%	6.4%	8.8% %

Total interest expense for period	$13,327	$14,530	$55,014	$57,062
Amort. of deferred debt cost for period (incl. in interest exp)	460	450	1,862	2,297
Capitalized interest costs during period	4	48	38	839

Capital Expenditures Incurred:

Allowances for mall shop tenants	$3,578	$3,189	$9,618	$16,830
Allowances for anchor/ big box tenants	860	1,815	860	12,719
Leasing costs and commissions	592	430	2,545	2,575
Operational capital expenditures at properties	1,431	1,611	5,468	6,524
Expansions and major renovations	1,197	1,304	4,883	7,467
All other capital expenditures (included in Other Assets)	941	992	1,307	2,888
Total Capital Expenditures during the period	$8,599	$9,341	$24,681	$49,003

OPERATING DATA:

Mall shop GLA (000 sq. ft.)			5,672	5,648

Total portfolio occupancy at period end			94.1%	93.2%

Mall shop occupancy at period end			86.9%	86.1%

Comparable store mall shop sales - 12 months (per sq. ft.)			$268.42	$264.58

Mall shop occupancy cost percentage at period end			10.1%	10.2%

Average mall shop base rent at period end (per sq. ft.)			$19.78	$19.44

Mall shop leasing for the period:
New leases - sq. feet (000)	114	131	442	528
New leases - $ per sq. ft.	$24.75	$19.07	$24.45	$20.47
Number of new leases signed.	53	61	226	237

Net effective rent for new leases signed in the period	$22.20	$16.90	$21.32	$17.50

Renewal leases - sq. feet (000)	104	98	317	334
Renewal leases - $ per sq. ft.	$16.54	$18.20	$20.23	$21.74
Number of renewal leases signed.	41	47	150	189

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$5.06	$32.04	$32.83	$23.83
Second Generation Space - per sq. ft.	$10.49	$7.01	$12.39	$12.64
Leases Signed during the period by:
First Generation Space - sq. feet (000)	4	14	36	33
Second Generation Space - sq. feet (000)	214	215	723	829

Theater and free-standing leasing for the period:
New leases- sq. feet (000)	7	-	7	21
New leases-$ per sq. ft.	$7.53	$-	$7.53	$15.72
Tenant allowances - $ per sq. ft.	$1.57	$-	$1.57	$2.67

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
LEASE EXPIRATION SUMMARY FOR 2002 TO 2011
AS OF DECEMBER 31, 2001

Mall Shop & Freestanding Tenants

	NUMBER OF		AVG. BASE
	LEASES	SQUARE	RENT PER
YEAR	EXPIRING	FEET	SQUARE FOOT

2002	215	544,082	$15.89
2003	221	608,213	14.43
2004	205	484,051	18.60
2005	162	373,668	19.52
2006	176	420,578	19.89
2007	143	485,325	18.54
2008	142	474,803	21.15
2009	145	429,958	20.81
2010	144	420,971	21.98
2011	98	318,311	21.00

TOTALS	1,651	4,559,960	$19.18

Does not consider the impact of options to renew that may be contained in leases.
Also excludes Palmer Park Mall, a non-managed 50% joint venture.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
TOP 25 REVENUE-GENERATING TENANTS
LISTED IN ORDER OF SQUARE FEET OCCUPIED
FOR THE YEAR ENDED DECEMBER 31, 2001

		PERCENT OF		TOTAL
		TOTAL	NUMBER OF	SQ FT
TENANT	NOTES	REVENUES	OPEN STORES	OCCUPIED

SEARS, ROEBUCK AND CO.		5.3%	22	2,243,192
J C PENNEY INC.	(1)	4.1%	24	1,945,888
MAY DEPARTMENT STORES CO.	(2)	1.3%	14	1,524,226
THE BON-TON	(3)	3.1%	17	1,212,922
VALUE CITY DEPARTMENT STORES		1.0%	5	372,713
WAL-MART STORES		0.9%	2	319,753
THE GAP	(4)	3.2%	26	277,534
K-MART CORPORATION		0.9%	3	259,517
THE LIMITED STORES INC.	(5)	1.9%	25	220,121
FASHION BUG	(6)	1.8%	28	216,477
FOOTLOCKER, INC.	(7)	2.4%	40	159,343
INTIMATE BRANDS, INC.	(8)	2.3%	41	139,738
SHOE SHOW OF ROCKY MT. INC.		1.7%	24	119,269
TRANS WORLD ENTERTAINMENT	(9)	2.1%	26	113,060
HALLMARK-OWNED STORES		1.7%	27	103,484
BORDERS GROUP, INC.	(10)	1.5%	23	101,265
DEB SHOPS, INC.		0.9%	15	91,755
KB TOYS (BAIN CAPITAL)	(11)	1.4%	27	89,240
AMERICAN EAGLE OUTFITTERS		1.5%	18	77,245
PAYLESS SHOESOURCE INC.		1.1%	23	76,045
THE FINISH LINE, INC.		1.2%	14	74,256
TANDY CORPORATION	(12)	0.9%	25	63,710
REGIS STORES	(13)	1.0%	42	48,427
STERLING JEWELERS	(14)	1.3%	24	30,482
ZALES	(15)	1.5%	44	27,122

TOTALS		45.9%		9,906,784

Notes:

(1) Includes 21 J.C. Penney department stores and three Eckerd stores.
(2) Includes eight Kaufmanns and five Hechts department stores, and one David's Bridal stores. Nine of the department stores are tenant owned and do not pay base or percentage rent.

(3) Includes fifteen department stores and two home stores. One department store is tenant owned and does not pay base or percentage rent and one department store is leased from a third party and is subleased to Bon Ton.

(4) Includes Gap, Gap Kids and Old Navy.
(5) Includes Limited Express, Lerner Shops, The Limited (core division) and Structures.
(6) Includes Fashion Bug, Fashion Bug Plus and Lane Bryant.
(7) Includes Woolworth, Footlocker, Lady Footlocker, Champs, and Kids Footlocker.
(8) Includes Victoria's Secret, Bath & Body and White Barn Candle Company
(9) Includes Camelot Music, Disc Jockey and fye stores.
(10) Operates as Borders and Waldenbooks.
(11) Operates as Kay-Bee Toys and KB Toys.
(12) Operates as Radio Shack.
(13) Operates as Master Cuts, Trade Secrets, Cost Cutters, Super Cuts, Mia & Maxx and Regis Salons.
(14) Operates as Kay Jewelers, Belden Jewelers, J.B. Robinson Jewelers and Shaw Jewelers.
(15) Operates as Gemstone Jewelry, Piercing Pagoda, Plumb Gold, Gordons Jewelers, and Zales Jewelers.

The above data excludes tenants at our 50% owned joint venture property accounted for on the Equity Method. Revenues for this table also exclude utilities billed to tenants.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2001	2000	2001	2000
	(unaudited)
	(in thousands, except per share data)

Rental operations:
Revenues:
Minimum rent	$28,726	$27,892	$114,797	$108,299
Percentage rent	2,444	2,888	7,207	8,224
Property operating cost recoveries	8,911	9,381	35,423	36,323
Temporary and seasonal leasing	5,216	4,789	11,090	10,840
Utility redistribution income	2,012	2,156	14,133	14,533
Miscellaneous income	1,105	2,257	2,236	3,129
	48,414	49,363	184,886	181,348

Property operating costs:
Recoverable operating costs	12,625	12,484	48,992	47,549
Property administrative costs	816	772	2,728	2,583
Other operating costs	1,380	1,999	3,274	3,707
Utility redistribution expense	1,194	1,229	10,769	10,971
Depreciation and amortization	11,156	12,258	48,885	47,754
	27,171	28,742	114,648	112,564
	21,243	20,621	70,238	68,784
Other expenses:
General and administrative	1,632	1,544	5,456	5,167
Restructuring costs	-	-	-	369
Interest, net	13,327	14,530	55,014	57,062
	14,959	16,074	60,470	62,598
	6,284	4,547	9,768	6,186

Property sales, disposals and adjustments:
(Loss) on sale of assets	-	(32)	-	(224)
Gain on sale of outparcel land	71	103	437	924
	71	71	437	700

Income before extraordinary items and
minority interest in Operating Partnership	6,355	4,618	10,205	6,886
Extraordinary loss on early extinguishment of debt	-	(243)	-	(243)
Income before minority interest	6,355	4,375	10,205	6,643
Minority interest in Operating Partnership	(1,175)	(1,539)	(4,999)	(664)
Net income	5,180	2,836	5,206	5,979
Dividends on preferred shares	(3,407)	(3,403)	(13,613)	(13,695)
Net income (loss) allocable to
common shareholders	$1,773	$(567)	$(8,407)	$(7,716)

Per common share information:
Basic and Diluted EPS:
Income (loss) before extraordinary item	$0.07	$(0.01)	$(0.32)	$(0.28)
Extraordinary item	-	(0.01)	-	(0.01)
Net income (loss)	$0.07	$(0.02)	$(0.32)	$(0.29)

Weighted average shares outstanding (000)	26,208	26,208	26,208	26,208

Weighted average shares outstanding - diluted (000)	26,349	26,218	26,340	26,224

Funds from operations:
FFO allocable to common shareholders	$11,105	$11,037	$36,562	$35,051
Diluted FFO per share	$0.42	$0.42	$1.39	$1.34






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets
(in thousands, except share and per share data)

December 31,
2001		2000

Assets
Income-producing properties:
Land	$147,759	$145,936
Buildings and improvements	1,035,761	1,024,191
Deferred leasing and other charges	45,280	45,752
	1,228,800	1,215,879
Accumulated depreciation and amortization	(468,563)	(430,474)
	760,237	785,405

Minority interest in Operating Partnership	3,303	3,050

Investment in joint venture	3,705	4,424
Cash and cash equivalents, non-restricted	16,999	14,613
Restricted cash and escrow deposits	7,998	7,956
Tenant and other receivables	14,871	18,191
Deferred charges and other assets	19,667	21,862
	$826,780	$855,501

Liabilities and Shareholders' Equity

Debt on income-producing properties	$720,729	$722,848
Accounts payable and other liabilities	40,928	36,081
	761,657	758,929

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,
$.01 par value, 2,500,000 shares issued at both
December 31, 2001 and 2000.	25	25
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 27,742,317 shares issued at both
December 31, 2001 and 2000.	277	277
Additional paid-in capital	317,450	317,475
Accumulated deficit	(235,980)	(205,624)
	81,772	112,153
Less common shares held in treasury at cost; 1,534,398 shares
at both December 31, 2001 and 2000	(14,652)	(14,652)
Less preferred shares held in treasury at cost; 25,000 shares
at both December 31, 2001 and 2000.	(929)	(929)
Accumulated other comprehensive loss	(1,068)	-
	65,123	96,572
	$826,780	$855,501






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2001	2000
	(in thousands)

Cash flows from operating activities:
Net income	$5,206	$5,979
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest in Operating Partnership	4,999	664
Equity earnings in joint venture	(344)	(210)
Depreciation and amortization	52,176	53,991
Restructuring costs	-	369
Loss on sale of assets	-	224
Extraordinary loss on early extinguishment of debt	-	243
Net changes in:
Tenant and other receivables	3,320	(2,423)
Restricted cash and escrow deposits	250	75
Deferred charges and other assets	(997)	1,297
Accounts payable and other liabilities	3,779	(1,923)
Net cash provided by operating activities	68,389	58,286

Cash flows from investing activities:
Investment in income properties	(23,374)	(46,115)
Change in investing escrow deposits	201	6,120
Proceeds from asset sales	-	8,898
Distributions from joint venture	694	472
Net cash used in investing activities	(22,479)	(30,625)

Cash flows from financing activities:
Net proceeds from issuance of debt, net of deposits	16,918	63,916
Cost of issuance of debt	(79)	(2,159)
Debt repayments	(19,530)	(50,328)
Dividends and distributions paid on common shares and partnership units	(30,287)	(29,926)
Dividends paid on senior preferred shares	(13,613)	(13,695)
Purchase of preferred shares held in treasury	-	(929)
Cash flow support payments	3,067	2,902
Net cash used in financing activities	(43,524)	(30,219)

Net increase (decrease) in cash and cash equivalents	2,386	(2,558)

Cash and cash equivalents, beginning of period	14,613	17,171

Cash and cash equivalents, end of period	$16,999	$14,613

Supplemental Cash Flow Data:

Interest paid (net of capitalized amounts)	$53,152	$54,765

Interest capitalized	$38	$839

Other comprehensive income (loss) - hedging activities	$(1,068)	$-



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/Terry L. Stevens

Name: Terry L. Stevens

Title: Executive Vice President and

Chief Financial Officer

Date: January 28, 2002